                            STOCK OPTION AGREEMENT

     Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

     Your option is granted in connection with and in furtherance of the Company's compensatory benefit plan for the Company's employees (including officers), directors or consultants, and is intended to comply with the provisions of (i) Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") and (ii)
Section 25102(o) of the California Corporations Code. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of your option are as follows:

     1. Vesting. Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Status as an Employee, Director or Consultant.

     2. Number of Shares and Exercise Price. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

     3. Exercise prior to Vesting ("Early Exercise"). If permitted in your Grant Notice (i.e., the "Exercise Schedule" indicates that "Early Exercise" of your option is permitted) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

          (a) a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

          (b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement; and

          (c) you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

     4.   ISO Exercise Limitation.

          (a) The aggregate Fair Market Value of the shares of Common Stock with respect to which you may exercise your option for the first time during any calendar year, when added to the aggregate Fair Market Value of the shares of Common Stock subject to any other

                                       1.

options designated as Incentive Stock Options and granted to you under any stock option plan of the Company or an Affiliate prior to the Date of Grant with respect to which such options are exercisable for the first time during the same calendar year, shall not exceed $100,000 (the "ISO Exercise Limitation") unless applicable law requires that your option be exercisable sooner./1/

          (b) Notwithstanding the provisions of paragraph 4(a), if the ISO Exercise Limitation would prevent you from exercising your option as to vested shares, then the ISO Exercise Limitation shall terminate as to such vested shares as such shares vest, and you may exercise your option as to such vested shares. Upon such termination of the ISO Exercise Limitation, your option shall be deemed a Nonstatutory Stock Option to the extent of the number of vested shares of Common Stock subject to your option that would otherwise exceed the ISO Exercise Limitation.

          (c) The ISO Exercise Limitation shall terminate, and you may fully exercise your option, as to all shares of Common Stock subject to your option for which your option would have been exercisable in the absence of the ISO Exercise Limitation upon the earlier of the following events:

               (i)   the date of termination of your Continuous Service,

               (ii) the day immediately prior to the effective date of a Change in Control (as defined in the Plan) in which your option is not assumed or substituted for as provided in the Plan, or

               (iii) the day that is ten (10) days prior to the Expiration Date of your option.

Upon such termination of the ISO Exercise Limitation, your option shall be deemed a Nonstatutory Stock Option to the extent of the number of shares of Common Stock subject to your option that would otherwise then exceed the ISO Exercise Limitation.

     5.   Method Of Payment.

          (a) Payment Options. Payment of the exercise price by cash or check is due in full upon exercise of all or any part of your option, provided that you may elect, to the extent permitted by applicable law and the Grant Notice, to make payment of the exercise price under one of the following alternatives:

               (i) Pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

____________________
/1/ For purposes of this provision, your options designated as Incentive Stock Options shall be taken into account in the order in which they were granted to you, and the Fair Market Value of shares of Common Stock shall be determined as of the time the option with respect to such shares of Common Stock is granted. If Section 422 of the Code is amended to provide for a different limitation from that set forth in this provision, the ISO Exercise Limitation shall be deemed amended effective as of the date required or permitted by such amendment to the Code.

                                       2.

               (ii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

               (iii) By a combination of the above methods.

     6.   Whole Shares.  Your option may only be exercised for whole shares.

     7. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

     8. Term. The term of your option commences on the Date of Grant and expires upon the earliest of:

          (i)   the Expiration Date indicated in the Grant Notice;

          (ii)  the tenth (10th) anniversary of the Date of Grant;

          (iii) twelve (12) months after either (x) your death or (y) the termination of your Continuous Status as Employee, Director or Consultant as a result of disability;

          (iv) termination of your Continuous Status as Employee, Director or Consultant for cause; or

          (v) three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant for any other reason, provided that if during any part of such three (3)-month period the option is not exercisable solely because of the condition set forth in paragraph 7 (Securities Law Compliance), in which event the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Status as an Employee, Director or Consultant.

          To obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the grant date of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company, except in the event of your death or permanent and total disability. The Company cannot guarantee that your option will be treated as an "incentive stock option" if you exercise your option more than three (3) months after the date your employment with the Company terminates.

                                       3.

     9.   Exercise.

          (a) You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in the form attached to your Grant Notice) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b)  By exercising your option you agree that:

               (i) as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of
(1) the exercise of your option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise;

               (ii) prior to the effective date of the first registration statement registering securities of the Company filed under the Act, as a condition to any exercise of your option, you shall execute and deliver a voting Agreement in the form attached to your Stock Option Grant Notice as it may be modified by the Company;

               (iii) you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of an incentive stock option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option; and

               (iv) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

     10. Transferability. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

     11.  Right of First Refusal.

          (a) Subject to subparagraphs 11(e) and 11(f) below, if you intend to sell or transfer any Common Stock, you shall give written notice (the "Notice"), delivered or mailed as provided in paragraph 13, to the Company stating that you intend to make such a sale or transfer, identifying the party who made the offer to purchase the Common Stock (the "Proposed Transferee"), specifying the number of shares of Common Stock proposed to be purchased or

                                       4.

acquired pursuant to the offer (the "First Refusal Shares"), specifying the per share purchase price which the Proposed Transferee has offered to pay for the First Refusal Shares (the "Sale Price"), and any other material facts relating to the proposed sale or transfer, and certifying the bona fide nature of the proposed sale or transfer.

          (b) Upon receipt of the Notice, the Company shall have the irrevocable and exclusive option to buy all (to the extent permitted by applicable law) of the First Refusal Shares at the Sale Price (the "First Refusal Right") on the same terms and conditions as offered by the Proposed Transferee. Within thirty (30) calendar days of the Company's receipt of the Notice, the Company shall deliver or mail, as provided in paragraph 13, to you a written notice stating whether the Company elects to exercise its First Refusal Right under this paragraph 11, and such notice shall constitute an irrevocable commitment to purchase such First Refusal Shares. The Company shall complete the purchase of the First Refusal Shares which it has agreed to purchase within sixty (60) days of the Company's receipt of the Notice or such longer period of time as has been offered by the Proposed Transferee, or as may be agreed to by you and the Company for example, for purposes of satisfying the requirements of
Section 1202(c) of the Internal Revenue Code of 1986, as amended.

          (c) If the Company elects to purchase the First Refusal Shares hereunder, the sale of the First Refusal Shares to the Company shall be made at the offices of the Company on the thirtieth (30th) day following the expiration of the Company's 30-day period after the Notice is made (or if such thirtieth
(30th) day is not a business day, then on the next succeeding business day). Such sale shall be effected by your delivery to the Company of a certificate or certificates evidencing the First Refusal Shares to be purchased by it, duly endorsed for transfer to the Company, which First Refusal Shares shall be delivered free and clear of all liens, charges, claims and encumbrances of any nature whatsoever, against payment to you of the purchase price therefor by the Company. Payment for the First Refusal Shares shall be made as provided in the Notice or by wire transfer or certified check, or by any other means acceptable to you and the Company.

          (d) If the First Refusal Shares are not purchased by the Company pursuant to this paragraph 11, then you shall be free for a period of ninety
(90) calendar days from the date of the Company's receipt of the Notice to sell the First Refusal Shares to the Proposed Transferee, at a price equal to or greater than the Sale Price and on the other terms and conditions originally offered by the Proposed Transferee. The Company shall be entitled to obtain such evidence as it may reasonably request in order to confirm that any such sale to the Proposed Transferee complies with this subparagraph 11(d).

          (e) The First Refusal Right set forth in this paragraph 11 shall not apply to any transfer to your executor, conservator, or personal representative
                      --
in the event of your death, disability or incapacity. Any transfer under this subparagraph 11(e), however, shall not cause to lapse or bar the Company's enforcement of the Company's First Refusal Right. The Company may condition the completion of any transfer under this subparagraph 11(e) on the transferee executing such document or documents as the Company may require in its discretion or on the advice of the Company's outside counsel to preserve the Company's rights under this Stock Option Agreement.

                                       5.

          (f) This First Refusal Right shall terminate on the effective date of the first registration statement registering securities of the Company filed under the Act.

     12. Option Not a Service Contract. Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in your option shall obligate the Company, its shareholders, board of directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company.

     13. Notices. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

     14. Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

                                       6.

                                                                    EXHIBIT 10.5

                              Diversa Corporation
                           STOCK OPTION GRANT NOTICE
                         (1997 Equity Incentive Plan)

Diversa Corporation (the "Company"), pursuant to its 1997 Equity Incentive Plan (the "Plan"), hereby grants to Optionee an option to purchase the number of shares of the Company's common stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in Attachments I, II and III, which are incorporated herein in their entirety.

Optionee:                        ______________________________________

Date of Grant:                   ______________________________________

Vesting Commencement Date:       ______________________________________

Shares Subject to Option:        ______________________________________

Exercise Price Per Share:        ______________________________________

Expiration Date:                 ______________________________________


     ____  Incentive Stock Option     ____  Nonstatutory Stock Option

       Exercise/Vesting Schedule:     [25%] vested [12] months from Vesting
                                      Commencement Date; [1/16th of the total
                                      shares subject to the Option vests on the end of quarterly period thereafter].

Payment: Any or a combination of the following: (i) by cash or check, (ii) pursuant to a Regulation T program, as provided in the Stock Option Agreement or
(iii) delivering shares of previously-owned common stock, as provided in the Stock Option Agreement.

Additional Terms/Acknowledgments: The undersigned Optionee acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionee further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement, the Voting Agreement and the Plan set forth the entire understanding between Optionee and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionee under the Plan, and (ii) the following agreements only:

     Other Agreements:          [None.]
                                --------------------------------------------

                                ____________________________________________

                                ____________________________________________

Diversa Corporation                    Optionee:


By:_______________________________     ________________________________________
                                       Signature

Title:____________________________


Date:_____________________________     Date:___________________________________

Attachment I:   Stock Option Agreement
Attachment II:  1997 Equity Incentive Plan
Attachment III: Notice of Exercise
Attachment IV:  Voting Agreement

                                       1.

Diversa Corporation                                   Diversa Corporation
Stock Option Grant Notice                             ID: 22-3297375
1997 Equity Incentive Plan                            10665 Sorrento Valley Road
                                                      San Diego, CA 92121-1623

                                                      Option Number:
                                                      Plan:
                                                      ID:

Effective ________________, the Date of Grant, you have been granted an Incentive Stock Option to buy ________________ shares of Diversa Corporation (the Company) Common Stock at ________________ per share, subject to the provisions of the Stock Option Agreement and the 1997 Equity Incentive Plan (the
Plan), which are attached hereto. The Stock Option will expire on the date shown below.

The total Stock Option exercise price of the shares granted is ________________.

Exercise/Vesting Schedule: 25% of the shares covered by the Stock Option will be vested on the Vest Date and 1/16 of the total shares subject to the Stock Option will vest quarterly thereafter, and will be fully vested on the date as shown in the table below.

     Shares                   Vest Type                Full Vest               Expiration
________________           ________________         ________________         ________________
________________           ________________         ________________         ________________

Payment: Any one or a combination of the following: (i) by cash or check, (ii) pursuant to a Regulation T program, as provided in the Stock Option Agreement or
(iii) delivering shares of previously-owned common stock, as provided in the Stock Option Agreement.

By your signature and the Company's signature below, you and the Company agree that this Stock Option is granted under and governed by the terms and conditions of this Grant Notice and the Company's 1997 Equity Incentive Plan (Attachment I) and the Stock Option Agreement (Attachment II), Notice of Exercise (Attachment
III), and the Voting Agreement (Attachment IV), all of which are incorporated herein by reference. By your signature below you acknowledge receipt of all such attachments. In addition, by your signature below you further acknowledge that as of the Date of Grant, this Grant Notice, the Stock Option Agreement, the Voting Agreement and the Plan set forth the entire and sole understanding between you and the Company regarding the Stock Option set forth above and supercedes all written or oral agreements relating thereto.

__________________________________      ____________________________________
Diversa Corporation                     Date

__________________________________      ____________________________________
                                        Date

                                      1.